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                                                                      EXHIBIT 16



June 17, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read paragraphs 1, 2, 3 and 4 of Item 4 included in the Form 8-K dated June 17, 2002 of C2, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

Arthur Andersen LLP


cc:  Mr. William T. Donovan